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Exhibit 11.1

Camtek Ltd.

Code of Ethics and Business Conduct

Introduction
How To Report Your Concerns
Our Commitment To Stockholders
Our Commitment To Customers And Business Partners
Our Commitment To Each Other
Competition
Conflict Of Interests
Legal Compliance Generally
Our Communities
Waivers Requested By Our Officers And Directors

Introduction

This Code of Ethics & Business Conduct applies to Camtek Ltd. and its consolidated wholly owned-subsidiaries, together referred to below as "our company" and sets forth our company's policies regarding ethical business conduct and principles guiding the activities of our employees and representatives.

We all have important roles to play in maintaining high levels of legal and ethical compliance and the long term viability of our company. The purpose of this code of conduct is to promote a culture of honesty, integrity, and respect for the law and the people with whom we work.

We expect each employee to use sound judgment to help us maintain appropriate compliance procedures and to carry out our business in compliance both with laws and with high ethical standards. Each employee of our company is expected to read this code and to demonstrate personal commitment to the standards set forth in this code of conduct.

Our officers and other supervising employees are expected to be leaders in demonstrating this personal commitment to the standards outlined in this code and recognizing indications of illegal or improper conduct.

All employees are expected to report appropriately any indications of illegal or improper conduct.

An employee who does not comply with the standards set forth in this code may be subject to discipline in light of the nature of the violation, including termination of employment.

The Code of Ethics & Business Conduct is not a contract and is intended neither as a detailed guide for all situations you may face nor to detract from the importance of applicable laws and regulations not detailed herein.

This Code of Ethics and Business Conduct shall not derogate, in any way, from any obligation, undertaking and/or responsibility of an employee towards the company, under any contract, at law or in equity.

How to Report Your Concerns

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  Where to Direct Questions. If you have questions about this code or concerns about any of the matters listed here, please first consider speaking with your immediate manager or supervisor if that person was not involved in the matter giving rise to your questions. If you do not wish to communicate with that person on the matter, please feel free to contact any member of our management.

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  Good Faith Concerns Are Protected. We encourage each of our employees to report any concerns that others in our company may have engaged in illegal or unethical conduct relating to our business. We do not discriminate against employees who report their good faith concerns to us. In addition, our company may not discharge or otherwise discriminate in any manner against, or threaten or harass, an employee for any lawful act by the employee to provide information or assist in an investigation by us or any other governmental authority or agency, of violations of applicable securities laws or any applicable law relating to fraud against shareholders.

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  False Claims Are Prohibited. It is a violation of our standards for any employee to communicate a report claiming illegal or unethical conduct which the employee knows to be false.

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  Where to Report Your Concerns. If you wish to report or discuss any problem concerning our company or the matters outlined below, please promptly inform your supervising manager, or report the matter directly to our Chief Financial Officer. If you wish to communicate any matter anonymously, you are free to do so, and we will maintain the confidentiality of your communication to the extent possible under applicable laws. Communications intended to be confidential should be mailed in writing without indicating your name or address to the Company's address, Attention: Chairman of the Audit Committee.

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  Audit Committee Available to Hear About Accounting Matters. In addition to the above, if you have concerns about accounting, internal accounting controls, or auditing matters relating to our company, you are also free to contact the audit committee of our board of directors directly. Inquiries or communications intended to be anonymous should be mailed in writing without indicating your name or address to the Company's address Attention: Chairman of the audit committee. If you wish to speak in person to an audit committee member, please contact Mr. Meir Ben-Shoshan, at the following address: Meirbs@camtek.co.il Our Commitment to Stockholders

We expect our employees to share a commitment to protect our assets and manage our business in the best interests of our stockholders.

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  Accuracy of our records and reporting: All financial and other business information pertaining to our company must be accurately recorded, all financial records and transactions must adhere to our system of internal controls and accounting requirements, and no one shall enter any false or artificial information in our records or reporting systems. All company information must be reported honestly and accurately, whether in internal personnel, safety, or other records or in information we release to the public or file with government agencies.

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  Disclosure Controls and Procedures. We are required by SEC rules to maintain effective "disclosure controls and procedures" so that financial and non-financial information we are required to report in our SEC filings is timely and accurately reported both to our senior management and in the filings we make.

All employees are expected, within the scope of their employment duties, to support the effectiveness of our disclosure controls and procedures and to comply with disclosure requirements in accordance with applicable laws.

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  Stock Trading and Confidential Information Policy. The company's Securities Law Compliance Manual prohibits any employee who is aware of material nonpublic information concerning the company or its affiliates or concerning third parties with whom the company does business, from buying or selling securities of our company or its affiliates or of those third parties (until after the material information has been fully disclosed to the public). Employees must not disclose or "tip" any of this material nonpublic information to family, friends or others outside the company, and must comply with all the provisions of our Securities Law Compliance Manual. (However, the trading restrictions on our company's securities or those of its affiliates or such third parties would not apply to sales or purchases in accordance with a "trading plan" validly adopted in compliance with applicable SEC rules.) Any person who does not comply with the provisions of this section may be subject to criminal liability.

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  No Selective Disclosure. In addition, applicable securities rules also prohibit selective disclosure of material nonpublic information to those outside the company in most circumstances. Therefore, all employees are expected to assist the company in keeping all material nonpublic information about the company strictly confidential unless and until the company makes an authorized press release or other authorized public communication or filing.

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  Information to the Public. Our policy is to provide public dissemination of material information about our business only through our employees authorized for this purpose. Employees are not under any circumstances to discuss the company's financial, business or other information with the press (except for those employees expressly authorized for this purpose) or on any internet or other "discussion board," "chat room," or similar forum. Requests from the media, analysts or stockholders for information about our company must be forwarded to our Chief Executive Officer or Chief Financial Officer for review by our professional staff having responsibility for these matters. The aforementioned shall not derogate in any way from any obligation, undertaking and/or responsibility of an employee towards the company in this matter, under any contract, at law or in equity.

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  Protection of Company Assets. Each employee is personally responsible for the use of our company's assets only for our lawful, corporate purposes approved by management. All employees should help our company protect its assets from misuse, theft, damage or other loss. Improper or unauthorized personal use of company assets is prohibited.

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  Intellectual Property. Employees should help our company maintain the value of its intellectual property by using care to keep our trade secrets and other nonpublic information confidential, and by limiting access to nonpublic information only to those authorized to use it in their duties for the company. If customers or suppliers provide nonpublic information to us in their dealings with us, our employees are expected to protect that information in the same manner as our company's property. The aforementioned shall not derogate in any way from any obligation, undertaking and/or responsibility of an employee towards the company in this matter, under any contract, at law or in equity.

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  Communications. Employees are expected to use appropriate judgment and discretion in their email, memos, notes, and other formal and informal communications relating to our business. Communications relating to our business must avoid inappropriate or derogatory comments about other individuals or companies, unprofessional language, and unauthorized financial, legal or business statements.

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  Retention of Records. Employees are expected to follow the records retention and destruction policies that we implement and communicate from time to time. Our company's records are to be properly preserved for at least 7 years. It is our company's policy not to destroy or alter our records or documents (whether in paper form, emails, or otherwise) in response to or in anticipation of any legal proceeding or government inquiry or investigation. Criminal liability may be imposed on any person who:

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  corruptly alters, destroys, mutilates or conceals a record, document or other object, or attempts to do so, with the intent to impair its availability for use in an official proceeding; or

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  knowingly alters, covers up, falsifies or makes a false entry in any record, document or tangible object with the intent to impede or obstruct the investigation or administration of any matter by a Israeli, US or other government agency or bankruptcy court.

Our Commitment to Customers and Business Partners

We are committed to excellence in service and performance for our customers, and building mutually advantageous alliances with our business partners.

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  Customer Relationships. Our policy is to build lasting relationships with our customers through superior delivery and execution, and honest sales and marketing. We will comply with applicable advertising laws and standards. Our policy also prohibits making false or deceptive statements about our competitors, and giving or accepting kickbacks, bribes, inappropriate gifts and other matters prohibited under the conflict of interest topic in this code.

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  Protecting Information about Others. We are committed to treating confidential information of our customers and business partners with at least the care we use to protect our own proprietary or confidential information. All employees are expected to use sound judgment in limiting access to confidential information about our customers and business partners only to those individuals in our company who need to know this information to carry out their jobs.

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  Commitment to Quality. Our long term reputation and business viability depend upon our continued maintenance of high quality in the products and services we provide. We are committed to deliver our products and services only in accordance with the documentation, safety, quality control, and other procedures we maintain from time to time.

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  Special Concerns with Government Customers. Special legal and contracting rules usually apply to the dealings of our company with domestic and foreign government agencies. Many national, state or other local government agencies impose bidding or procurement requirements, special billing and accounting rules, and restrictions on subcontractors or agents we may engage. Domestic or foreign laws or regulations may also impose strict limits on any kind of benefits or gifts offered to officials, including limitations on hiring former government officials or their family members. Our employees who deal with domestic or foreign government agencies are expected to know the laws applicable to these business activities, and to use sound judgment to avoid any violations of the letter or spirit of the laws prohibiting corrupt practices in connection with government contracting.

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  Suppliers. Our contracts with suppliers of products and services to us are to be based exclusively on the best interests of our company and its business, reflect a fair price for the deliverables provided to us, and documented in accordance with appropriate approval, contracting and internal control procedures.

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  Business with Third Parties. We expect that our consultants, agents, resellers, distributors, subcontractors, and other business partners will adhere to lawful and ethical business practices. It is important to our company's reputation that we avoid doing business with companies which violate applicable laws or have reputations which could harm our business. Our policy prohibits engaging agents or other third parties to do indirectly what we as a company should not do under our own policies outlined in this code.

1.
Our Commitment to Each Other

We expect each employee to promote a positive working environment for all.

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  Respect for Our Employees. Our company's employment decisions will be based on reasons related to our business, such as job performance, individual skills and talents, and other business-related factors. Our company policy requires adherence to all applicable employment laws. Our company policy prohibits discrimination in any aspect of employment based on race, color, religion, sex, sexual preference, marital status, national origin, disability or age, within the meaning of applicable laws.

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  Abusive or Harassing Conduct Prohibited. Our company policy prohibits abusive or harassing conduct by our employees toward each other or toward others, such as unwelcome sexual advances, comments based on ethnic, religious or racial aspects, or other non-business, personal comments or conduct which make others uncomfortable in their employment with us. Our company's policy is to provide to its employees of both genders a protective and pleasant work environment free from harassment, sexual or otherwise, to prevent harmful exploitation of authority, and to promote gender equality at work. We encourage employees to report harassment or other inappropriate conduct as soon as it occurs. Sexual Harassment impinges upon a person's dignity, privacy, equality between the sexes, the work relationship and its environment and contradicts our company's policy. In addition to harm caused to the work environment, sexual harassment is a criminal offense. Employees are required to adhere to our company's policy in this matter as prescribed by the prevailing laws and regulations.

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  Health and Safety. We expect all employees to help us to maintain a healthy, hygienic and safe working environment and to report promptly any unsafe or hazardous conditions or materials, injuries, and accidents connected with our business. Our company is committed to adhering to safety laws and regulations, including those concerning fire protection and those which promote cleanliness and hygiene in the workplace. Employees must not work under the influence of any substances that would impair the safety of themselves or others. All threats or acts of physical violence or intimidation are prohibited.

2.
Competition

We are committed to competing effectively, but lawfully, in our business markets.

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  Compliance with Antitrust Laws. Our company and its employees must comply with the antitrust and unfair competition laws of the countries in which our company engages in business. These laws vary by country and can be complex. Employees having roles which may implicate antitrust laws are responsible for knowing the laws that apply to their business activities, and should speak to our legal counsels if any questions arise. Generally, these laws prohibit or regulate merger and acquisitions, attempts to monopolize or otherwise restrain trade, selling products below cost, price fixing or other agreements with competitors that would divide or allocate customers or otherwise harm customers, "tying" arrangements that require a customer who wishes to buy a given product to buy other products or services, artificially maintaining prices, and certain other restrictive agreements or arrangements. Our employees must not exchange nonpublic sales information with competitors.

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  Fair Methods of Competition. Our company is committed to competition on a lawful and ethical basis. Our employees must not use improper or illegal means of gaining competitive information that is confidential or proprietary information owned by others. Our employees must not use or disclose confidential or proprietary information which they may have from past employment with other employers.

3.
Conflicts of Interest

We expect all of our employees to avoid allowing their private interests to interfere, or appear to interfere, with the interests of our company as a whole.

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  Generally. Employees are expected to make or participate in business decisions and actions in the course of their employment with us based on the best interests of our company as a whole, and not based on personal relationships or benefits. Although some general guidelines are provided in this code, our employees are expected to apply sound judgment to avoid conflicts of interest that could negatively affect our company or its business, whether or not we have specific rules for that particular situation. Employees are expected to disclose to us any situations that may involve inappropriate or improper conflicts of interests affecting them personally or affecting other employees or those with whom we do business, as described under "How to Report Your Concerns".

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  Business Referrals. No employee of our company may personally attempt to give or steer our company's business transactions to companies in which a family relative or personal friend has a financial or other interest unless such transaction has been disclosed to our management and legal counsels and the appropriate approvals of our company have been obtained.

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  Personal Investments. Generally, our employees must avoid investments in our company's affiliates or other companies with which our company does business, if those investments could create a conflict of interest or the appearance of such a conflict, unless such investments have received the appropriate approvals of our company. Investing in relatively small positions of publicly traded securities of other companies is generally not prohibited, as long as there is no violation of our company policy relating to trading while in possession of material nonpublic information about other companies (as is detailed in our company's Securities Law Compliance Manual). Any proposed personal investments by employees in our company's affiliates or in other companies with which our company does business should be notified in advance to our management and legal counsels who shall advise on the appropriate approvals, if any, required in such circumstances.

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  Corporate Opportunities. Employees must also refrain from purchasing property or otherwise taking for themselves personally a business opportunity that they learn about through either their employment with us or their use of our company's information.

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  Prohibited Competition. Employees are not to compete with us during the term of their employment, nor shall they initiate any steps to compete with us while still employed by our company. The aforementioned shall not derogate, in any way, from any obligation, undertaking and/or responsibility of an employee towards the company in this matter, under any contract, at law or in equity.

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  Outside Compensation and Activities. While employed by us, our employees must not work for or seek or accept personal benefit or payment from any customer, supplier, competitor, distributor, reseller, or other business partner of our company, except as approved in writing by an authorized officer or manager of our company. Trade secrets and other nonpublic know-how and information learned at our company must not be used in activities outside our company or in other ways that could harm our business.

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  Outside Board Service. Employees are required to obtain prior written authorization from our company for service as a director, general partner, manager, officer or similar position with any privately-held or public business entity or as an appointee to any kind of governmental or quasi-governmental agency or body. Service solely as a director or trustee of nonprofit corporations engaged in charitable activities does not require approval unless that activity could involve improper conflicts of interest.

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  Gifts and Gratuities. Our employees must not seek or accept gifts or gratuities in the form of services or other items of value from our customers, other business partners or other parties with whom our company contracts. Our employees must not offer or give anything of value that could be or appear to be a bribe or otherwise illegal payment. These prohibitions do not apply to items of truly nominal value such as generally free promotional items, assuming these items are not otherwise prohibited by applicable law or custom. Employees should never accept anything that would appear to create a conflict of interest. In the unusual situation where refusal to accept a true gift might hurt our business, be sure to consult the appropriate officer or manager of our company concerning the proper means of resolving the situation.

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  Business Entertainment. Employees shall adhere to our company's policies as issued from time to time with respect to costs of business entertainment. Extending or accepting invitations to reasonable meals, public events and similar business activities incurred for bona fide business purposes is generally acceptable, assuming the costs are not disproportionate to the business purpose and otherwise do not create the fact or appearance of a conflict of interest. Attending entertainment events which may appear contrary to professional standards of conduct should be avoided.

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  Travel and Out of Pocket Expenses. Employees are expected to comply with our company's travel and out of pocket expenses policies in effect from time to time. We expect that all travel-related and other expenses be used, accurately reported and recorded in compliance with these policies. If these expenses are to be paid by a customer or other business partner of ours, or if you wish to pay the expenses of your customer or other business contact, or any representative of a government agency, traveling to our location, your manager or a company officer must approve these in advance.

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  Other Corporate Policies. In addition to the above, employees are expected to comply with our company's other corporate policies in effect from time to time.

Legal Compliance Generally

We expect our employees to be committed to pro-active compliance with all applicable laws and regulations affecting our company and its business. In addition to the laws referred to elsewhere in this code:

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  General Standard of Compliance. Our employees must comply with all applicable laws and regulations and national and local governmental authority rules and procedures in every location in which we conduct our business. Competitive factors, personal goals, and pressure from supervisors, customers or others shall never be an acceptable excuse for violating applicable laws.

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  Prohibited Corrupt Practices. Our company must comply with anti-corruption laws that apply wherever we do business. Our employees and agents must not directly or indirectly offer or make a corrupt payment to any domestic or foreign government officials or employees of enterprises owned or controlled by a government agency. Our employees must not engage in any form of fraud, including but not limited to embezzlement, theft, hiding or misuse of company assets, or falsification of records.

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  Prohibited Political Contributions. None of our employees shall contribute in our company's name or on our company's behalf, any cash, services or property of any kind for or in support of any political candidate, committee, initiative, or activity. No lobbying efforts or contracts shall be undertaken in our company's name or on our company's behalf without the prior approval of our Board of Directors.

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  Prohibited Loans to Executive Officers and Directors. It is unlawful for our company, directly or indirectly, to extend or maintain credit, to arrange for the extension of credit, or to renew an extension of credit, in the form of a personal loan to or for any director or executive officer of our company. However, an extension of credit maintained by us on July 30, 2002, is not prohibited provided that there is no material modification, or any renewal, of the extension of credit after that date.

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  Import and Export Restrictions. Our company and its employees must comply with applicable restrictions under domestic and foreign laws relating to importing or exporting technology, products, services, or regulated information. Employees who travel on company business to foreign countries are expected to know and abide by applicable import/export and similar restrictions.

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  Environmental Laws. Our company is committed to protect the quality of the environment. We respect the policies and requirements of domestic and foreign laws aimed at protecting the environment. We expect a commitment from our employees to report appropriately any violations of environmental laws and any exposure to hazardous materials or substances which are not being handled or disposed of properly.

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  Intellectual Property Laws. Our company is committed to protect rights to intellectual property, Our company is further committed to preventing unlicensed copying of software and to honor and protect copyrights. We expect our employees to conduct our business and use our business systems and facilities in ways which avoid any violations of copyright, trademark, service mark, patent, trade secret or other intellectual property rights held by third parties.

Our Communities

We respect our employees' involvement in the community, charity and political activities and causes they may choose, so long as these activities do not interfere with job responsibilities to us and as long as they do not violate any applicable law. No employee may represent that the employee's views or activities represent our company. Our employees must not engage in any unwanted solicitations or pressure toward other employees relating to charitable, religious or political causes.

Waivers Requested by Our Officers and Directors

This code applies to our officers as well as to our employees generally. Our directors are also expected to abide by the principles of this code, within the scope of their duties as directors. Any waiver of this code of conduct for any individual officer or director of our company must be approved, if at all, in advance by a majority of the independent directors serving on our board of directors. Any such waivers granted which are required to be disclosed by applicable law will be publicly disclosed by appropriate means.

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  Exhibit 11.1
Camtek Ltd.